                                                                   EXHIBIT 10.43

                                   SUBLEASE


                                    Between


                          Life Medical Sciences, Inc.

                                  The Tenant

                                      And

                         Palatin Leased Premises, Inc.

                                 The Subtenant


                              For Leased Premsies

                                   Suite 100

                              214 Carnegie Center
                             Princeton, New Jersey

                                 July 31, 1996

     SUBLEASE dated as of July 31, 1996 between Life Medical Sciences, Inc., a Delaware corporation, with its principal office at 379 Thornall Street, Edison, New Jersey 08818 (the "Tenant") and Palatin Technologies, Inc., with its principal office at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (the "Subtenant").

     Background: The Tenant and Carnegie 214 Associates Limited Partnership, a New Jersey limited partnership, with its principal office at Suite 100, 214 Carnegie Center, Princeton, New Jersey 08540 (the "Landlord") are parties to a Lease and Lease Agreement, dated as of May 27, 1992, as amended by an Amendment, dated as of October 28, 1993 (as so amended, the "Overlease"), providing for the lease of certain Leased Premises known as Suite 100, 214 Carnegie Center, Princeton, New Jersey 08540 by the Landlord to the Tenant as more particularly described in the Overlease as the New Leased Space and Additional Leased Space and shown by the cross-hatching on the diagram attached hereto as Exhibit A (the "Leased Premises"). A true copy of the Overlease has been provided to Subtenant, regarding which the Subtenant hereby acknowledges receipt. The Tenant and the Subtenant desire that the Tenant sublease the Leased Premises to the Subtenant.

     Subject to all the terms and conditions set forth below, the Tenant and the Subtenant hereby agree as follows:

     1  Definitions.  Certain capitalized terms used in this Sublease are
        -----------
defined immediately below or in the Overlease and, as used in this Sublease, those terms and phrases shall have the respective meanings assigned or referred to in this Sublease or the Overlease:

        1.1  "Sublease" means this Sublease, as it may be amended.

        1.2  "Sublease Basic Rent" is defined in subsection 0 of this Sublease.

        1.3  "Sublease Commencement Date" means August 1, 1996.

        1.4 "Sublease Event of Default" is defined in section 7.8.1 of this Sublease.

        1.5  "Sublease Rent" means Sublease Basic Rent and all Additional Rent.

        1.6 "Sublease Security Deposit" is defined in section 7.13 of this Sublease.

        1.7  "Sublease Term" is defined in section 0 of this Sublease.

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     2  Sublease of the Leased Premises.
        -------------------------------

        2.1 The Tenant hereby leases to the Subtenant, and the Subtenant hereby accepts and leases from the Tenant, the Leased Premises during the Sublease Term, together with all of Tenant's non-exclusive right to use the Common Facilities during the Sublease Term for itself, its employees, other agents and Guests in common with the Landlord, any tenants of Other Leased Premises, any of their respective employees, other agents and guests and such other persons as the Landlord may, except as otherwise set forth in this Sublease and the Overlease, in the Landlord's sole discretion, determine from time to time.

     3  Sublease Rent.
        -------------

        3.1 The Subtenant shall punctually pay the Sublease Rent for the Leased Premises for the Sublease Term in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or abatement whatsoever, except as otherwise provided in the Overlease. The Subtenant shall pay the Sublease Rent directly to the Landlord at its address set forth above (or such other address as Subtenant may be notified by Landlord or Tenant).

        3.2 The Sublease Basic Rent for the Leased Premises during the Sublease Term shall be the aggregate sum of Ninety-Seven Thousand Two Hundred Sixty Five ($97,265.00) as set forth in the Overlease for the corresponding time period. The Subtenant shall punctually pay the Sublease Basic Rent in equal monthly installments in advance on the 1st day of each month during the Sublease Term. The Subtenant shall also pay as additional rent ("Additional Rent") hereunder, all additional rent and other charges and expenses required to be made by Tenant under the Overlease attributable to the Leased Premises during the Sublease Term. The Additional Rent for the Leased Premises during the Sublease Term shall be promptly paid by the Subtenant in the respective amounts at the time such payment becomes due pursuant to the terms of the Overlease. To the extent that the Tenant may become obligated to pay any late charge or late payment interest to the Landlord pursuant to the Overlease with respect to any Rent due for the Sublease Term by reason of Subtenant's failure to timely pay same, the Subtenant shall pay any such late charge or late payment interest on demand of Landlord or Tenant immediately.

        3.3 If the Commencement Date shall not occur on the first day of a calendar month, or the Expiration Date shall not occur on the last day of a calendar month, Sublease Rent for the month in which the Commencement Date or Expiration Date occurs, as the case may be, shall be prorated on a per diem basis. Notwith-

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standing anything to the contrary herein, if the Expiration Date is one day prior to the end of a given month, the Sublease Rent shall not be prorated and Subtenant shall pay the whole Sublease Rent for the month. This provision shall survive the expiration of the Sublease Term.

     4  Sublease Term.  The Sublease Term shall commence on the Sublease
        -------------
Commencement Date and shall continue until July 30, 1997, unless sooner terminated in accordance with this Sublease.

     5 Condition of the Leased Premises. The Subtenant hereby accepts the Leased Premises in its AS IS condition on the Sublease Commencement Date without any obligation on Tenant's part to prepare or alter the Leased Premises for Subtenant's occupancy. Any expense incurred on, at or for the Leased Premises during the Sublease Term shall be borne by the Subtenant.

     6 Landlord's Obligation. The Tenant shall have no responsibility of any kind for any default of or by Landlord under the Overlease. So long as a Sublease Event of Default shall not have occurred or be continuing, the Subtenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Sublease Term without interference by or through the Tenant, subject to the terms of this Sublease. Tenant shall cooperate with Subtenant to cause Landlord to perform its obligations under the Overlease with respect to the Leased Premises during the Sublease Term. Tenant, however, shall not be required to incur any expense or enter into any litigation in order to secure Landlord's performance. If Landlord shall default in any of its obligations with respect to the Leased Premises, Subtenant shall be entitled to participate with Tenant in the enforcement of Tenant's rights against Landlord (and in any recovery or relief obtained). If, after written request from Subtenant, Tenant shall be unwilling to take appropriate action for the enforcement of Tenant's rights against Landlord, Subtenant shall have the right to take such action in its own name and, for that purpose, all of the rights of Tenant to enforce the obligations of Landlord under the Overlease are hereby conferred upon and are assigned to Subtenant and Subtenant hereby is subrogated to such rights (including, without limitation, the benefit of any recovery or relief).

     7 Subtenant's Obligations and Rights. The Subtenant shall be bound by and shall timely perform all the Tenant's obligations due the Landlord under the Overlease with respect to the Leased Premises during the Sublease Term, except as specifically modified in this Sublease:

        7.1 The Subtenant shall use the Leased Premises during the Sublease Term exclusively as a general business office, and for

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

no other use.

        7.2 The Subtenant shall not make any alterations, improvements or other modifications to the Leased Premises without the prior written consent of the Tenant in each instance (which consent shall not be unreasonably withheld or delayed), in addition to the other requirements set forth in the Overlease.

        7.3 In addition to its obligations under section 13 of the Overlease, the Subtenant shall allow the Tenant the same rights of entry and access as are reserved to the Landlord.

        7.4 In addition to its obligations under section 14 of the Overlease, the Subtenant's policies of insurance shall also name the Tenant as an additional insured and certificates or copies of the policies of the Subtenant's insurer shall be furnished to the Tenant.

        7.5 In addition to its obligations and waivers under section 16 of the Overlease, the Subtenant's waivers shall also be for the benefit of the Tenant, its agents and employees.

        7.6 The Subtenant may not assign this Sublease or further sublet, or license the use of, the Leased Premises. Notwithstanding the foregoing: (1) provided Subtenant obtains the consent of the Landlord, Subtenant may (without Tenant's consent and/or prior notice) sublease all or part of the Leased Premises or assign all of its interest in this Sublease to a parent, subsidiary or affiliate; (2) Subtenant shall remain liable under this Agreement, jointly and severally with any proposed assignee or sublessee, for the timely performance of all obligations of Subtenant set forth in this Sublease; and (3) Tenant shall not unreasonably withhold its consent to any other assignment of this Sublease or other sublease of all or part of the Leased Premises, if Subtenant obtains Landlord's consent to such other assignment or sublease.

        7.7 Upon the termination or expiration of the Sublease Term, Subtenant shall vacate the Leased Premises in the condition required by the terms of the Overlease upon its termination.

        7.8 The occurrence of any of the following events shall constitute an Event of Default under this Sublease:

             7.8.1 Section 22 of the Overlease is incorporated herein by reference with respect to the Sublease Term, with the following substitutions:
(i) "Sublease Event of Default" for "Event of Default", (ii) "Sublease" for "Agreement", (iii) "Subtenant" for "Tenant", (iv) "Sublease Basic Rent" for "Basic Rent" and (v) "Tenant" for "Landlord"; and

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

             7.8.2 the occurrence of an Event of Default with respect to the Sublease Term under the terms of the Overlease as incorporated herein.

        7.9 Upon the occurrence of a Sublease Event of Default, the Tenant shall have all the same rights and remedies with respect to the Leased Premises and the Subtenant and the Sublease Term under this Sublease as the Landlord has with respect to the Tenant following the occurrence of an Event of Default under the Overlease except that with respect to any grace or notice periods, if any, set forth in the Overlease for curing defaults by Tenant thereunder, the same shall be reduced for purposes of this Sublease by 2 days with respect to the cure period set forth in Subsection 22.1 and by 3 days with respect to the cure period set forth in Subsection 22.3.

         7.10 This Sublease and the estate, interest and rights hereby created for the benefit of the Subtenant are, and shall always be, subordinate to the Overlease and to any interest to which the Overlease and the estate, interest and rights thereby created are subordinated in the Overlease.

         7.11 The Subtenant hereby indemnifies the Tenant to the same extent as the Tenant has indemnified the Landlord under section 27 of the Overlease; provided, however that said indemnification by Subtenant shall only apply to events occurring during the Sublease Term.

         7.12 Section 28 of the Overlease is incorporated herein by reference, with the following substitutions: (i) "Tenant" for "Landlord", "Subtenant" for "Tenant", "Sublease Rent" for "Rent", "Sublease Term" for "Term" and "Sublease" for "Agreement".

         7.13 (a) The Subtenant shall pay to the Tenant upon execution and delivery of this Sublease the sum of $89,159.58 as a Sublease Security Deposit (the "Sublease Security Deposit") to be held by the Tenant as security for the Subtenant's performance of all the Subtenant's obligations under this Sublease. Any interest earned on the Sublease Security Deposit shall belong to the Subtenant. The Subtenant shall not transfer or encumber its interest in the Sublease Security Deposit.

               (b) In lieu of cash, Subtenant may deposit with Tenant an unconditional, transferable, irrevocable, sight draft letter of credit substantially in the form annexed as Exhibit "C" in the sum of $89,159.58 (the "Letter of Credit"), as the Sublease Security Deposit. The Letter of Credit shall have a maturity date of no earlier than August 15, 1997 (the "Maturity Date"). Subtenant understands and agrees that upon receipt of notice from the issuing bank to the effect that the Letter of Credit will expire or be terminated prior to the Maturity Date, unless Tenant shall have received a replacement letter of credit in form and issued by a bank acceptable to Landlord on or before ten (10) days prior to such early expiration date, the Letter of Credit shall be drawn down by Tenant and the proceeds held by Tenant without interest to Subtenant as the security deposit required by this Subsection 7.13.

               (c) If Subtenant is in default, after applicable notices and cure periods provided for, the Tenant may, in its sole discretion, apply the Sublease Security Deposit (or draw upon the Letter of Credit, as the case may be) to cure the Sublease Event of Default. If any such application is made due to a default (other than for a default in the payment of Sublease Rent), upon notice by the Tenant to the Subtenant, the Subtenant shall promptly replace the amount so applied in cash (regardless if Subtenant initially elects to post a Letter of Credit). The Subtenant will not look to the Landlord or to any foreclosing mortgagee of the Property, the Building, the Common Facilities or any interest therein for such return of the balance of the Sublease Security Deposit, unless the respective person has expressly assumed the Tenant's obligations under this Sublease in writing or has actually received the balance of the Sublease.

               (d) Provided Subtenant surrenders the Leased Premises in accordance with Article 21 of the Overlease, Tenant shall return to Subtenant the Security Deposit Amount (by delivering cash or the Letter of Credit, as the case may be) within fourteen (14) days of the surrender date.

     7.14 All notices contemplated by, permitted or required by this Sublease shall be in writing. All notices required by this Sublease shall be personally delivered or forwarded by certified mail--return receipt requested, addressed to the intended party at its address first set forth above or such other address as either party may indicate from time to time by notice given as aforesaid with copies to each party's counsel as follows:

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

  If to Tenant:

  Rubin Baum Levin Constant & Friedman
  30 Rockefeller Plaza
  New York, New York 10112
  Attention: Thomas G. Barrett, Esq.

  If to Subtenant:

  Rosenman & Colin LLP
  575 Madison Avenue
  New York, New York 10022
  Attention: Leila J. Rubler, Esq.

All notices required under this Sublease shall be deemed given two days after their deposit, properly addressed and postage prepaid, in a postal depository or upon personal delivery to the intended party.

         7.15 Subtenant shall not be bound by any amendments to the Overlease that increase Subtenant's obligations or decrease Subtenant's rights after the date hereof.

         7.16 If pursuant to either Article 15 or 16 of the Overlease, conditions exist which would allow Tenant to terminate the Overlease, Subtenant shall have the right to terminate this Sublease under the same conditions.

         7.17 Subtenant may, at any time and from time to time, deal directly with Landlord on any matter involving the Leased Premises but Subtenant shall not have the authority or power to bind Tenant in regard to any such matter nor create any obligation on the part of Tenant.

     8   Unincorporated Terms. The following provisions of the Overlease shall
         --------------------
not be incorporated herein by reference and shall be deemed to be inapplicable, as between Tenant and Subtenant, with respect to this Sublease: Sections 3.2, 3.3; Articles 4, 5, 29 and 30.

     9  Tenant's Obligations. Tenant shall promptly furnish Subtenant with a
        --------------------
copy of all statements and notices, including those relating to default, given to Tenant by Landlord pursuant to the Overlease.

        9.1 Tenant covenants that it has not taken any action to cause the early termination of the Overlease and, as long as Subtenant is not in default, Tenant will not take any action to cause the termination of this Sublease prior to the expiration of the Sublease Term.

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

         9.2  Tenant represents and warrants that (a) Exhibit B hereto is a true
                                                      ---------
and correct copy of the Overlease, (b) except as aforesaid, the Overlease has not been modified or amended and is in full force and effect, (c) Tenant has not received any notice that any default exists under the Overlease which remains uncured, (d) Tenant has no actual knowledge of any event or circumstance which, but for the passage of time or other circumstance, would constitute a default under the Overlease, (e) Tenant has full right and authority to execute and deliver this Sublease, (f) Tenant has not heretofore assigned, pledged, hypothecated or otherwise transferred or encumbered the Leased Premises or its interest in the Leased Premises, except pursuant to a sublease that is no longer of any force or effect as of the start of the Sublease Term, (g) to the best of Tenant's knowledge, all alterations undertaken by Tenant or on behalf of Tenant with respect to the Leased Premises were completed in accordance with all applicable legal and insurance requirements and the terms and conditions of the Overlease, (h) to the best of Tenant's knowledge there is no asbestos in the Leased Premises, (i) the Commencement Date of the Overlease is July 21, 1992 and
(j) the Expiration Date of the Overlease is July 31, 1997.

    10 Waiver of Redemption and of Jury Trial. To the extent permitted by law, Subtenant hereby waives service of notice of intention to re-enter. Subtenant (for itself and for persons claiming through or under Subtenant) hereby expressly waives any and all rights, under any present or future law, to redeem the leased Premises or to a new trial, after re-entry by Tenant or after issuance or entry of any warrant to dispossess in any summary proceeding or otherwise to enforce the provisions hereof. If Tenant acquires possession of the leased Premises by summary proceeding or in any other lawful manner, with or without judicial proceeding, Tenant shall be deemed to have re-entered within the meaning of this Section 10. To the full extent now or hereafter permitted by law, Tenant and Subtenant waive trial by jury in any action or proceeding brought by either against the other with respect to the leased Premises or to any matter pertaining to this Sublease.

    11  Brokers. Each party represents to the other that such party has not
        -------
dealt with any person acting as a broker in connection with this Sublease. Each party ("Indemnitor") agrees to indemnify and hold the other party ("Indemnitee") harmless from and against any cost, loss, damages or other expense whatsoever, including, but not limited to attorneys' fees, which the Indemnitee may incur by reason of or in connection with any claim made by any real estate broker or agent with whom the Indemnitor has dealt in connection with this Sublease;

    12 Authorization. Each party represents to the other that the execution and delivery of, the consummation of the transactions contemplated by, and the performance of all its obligations under, this Sublease have been duly authorized by such party's board of directors and, if necessary, by such party's stockholders at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; and no other approval, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to such party's execution and delivery of this Sublease; and

    13  Effectiveness. The effectiveness of this Sublease is conditioned upon
        -------------
the Tenant's receipt of the Landlord's written consent as and to the extent provided in the Overlease.

    14  Successors and Assigns. The terms, covenants and conditions contained in
        ----------------------
this Sublease shall bind and inure to the benefit of Tenant and Subtenant and their respective successors and assigns.

    15  Non-binding. This Sublease shall not be binding upon Tenant or Subtenant
        -----------
until it has been executed by both parties and a copy thereof delivered to each party.

        IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the date first above written.

                            TENANT:

                            Life Medical Sciences, Inc.


                            By
                               -----------------------------------------

                               -----------------------------------------

                            SUBTENANT:

                            Palatin Technologies, Inc.


                            By
                               -----------------------------------------

                               -----------------------------------------


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